Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, (No. 333-140970), Form S-4 (No. 333-100639), and Form S-8 (Nos. 33-42229, 333-64573, 333-30867, 333-74815, 333-37338, 333-75362, 333-110102 and 333-126888) of Masco Corporation of our report dated February 17, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Detroit, Michigan

February 17, 2009